CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Datalink Systems Corporation
San Jose, California


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated December 2, 1998, appearing in the Company's Annual Report on Form 10-KSB, as amended, relating to the consolidated financial statements of Datalink Systems Corporation for the fiscal year ended March 31, 1998. We also consent to the reference to our firm under the heading "Experts" in the Prospectus.


/s/ BDO Seidman, L.L.P.

BDO SEIDMAN, L.L.P.
San Jose, California
February 8, 1999